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                                                                     EXHIBIT n.1


                                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this registration statement on Form N-2 of our reports dated March 4, 1999 on our audits of the consolidated financial statements including the schedule of investments and financial highlights of PMC Capital, Inc. and subsidiaries and of the accompanying consolidating financial statements of PMC Capital, Inc. and subsidiaries, the financial statements of PMC Capital Limited Partnership and the financial statements of PMC Capital L.P. 1998-1. We also consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data"


                                                      PricewaterhouseCoopers LLP



Dallas, Texas
September 27, 1999



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